                                                                    Exhibit 10.2

                              ASSIGNMENT AGREEMENT
                              --------------------


     THIS ASSIGNMENT AGREEMENT (the "Agreement"), made as of the 27th day of February 1998, is entered into by Nitinol Medical Technologies, Inc., a Delaware corporation with its principal place of business at 27 Wormwood Street, Boston, MA 02210 (the "Company"), and Morris Simon, M.D., residing at 8 Otis Place, Boston, MA 02108 ("Simon").


                                  INTRODUCTION
                                  ------------

     The Company wishes to purchase, and Simon wishes to sell, all of Simon's rights in certain inventions and related patent rights, on the terms and conditions set forth herein.

     1.   Assignment.  Simon hereby agrees to assign to the Company all of his
          ----------
right, title and interest to the inventions (the "Inventions") and related patent rights specified on Exhibit A hereto. Such assignment shall be in the
                           ---------
form of Exhibit B to this Agreement.  Upon the request of the Company, and at
        ---------
the Company's expense, Simon shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all of his right, title and interest to the Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to the Invention.

     2.   Compensation.
          ------------

          (a) In partial consideration for the sale and assignment of the Inventions, the Company agrees to pay Simon the following amounts: (i) one percent (1%) of the Net Sales (as defined below) of Products (as defined below) sold by the Company, its affiliates or licensees (or any of their direct or indirect sublicensees), and (ii) five percent (5%) of License Fees (as defined below). Such amounts shall be paid on a quarterly basis within 60 days after the end of each calendar quarter, and shall be accompanied by a statement setting forth in reasonable detail the calculation thereof. In the event of Simon's death, such amounts shall continue to be payable to the executors or personal representatives of his estate or to such other persons as they may direct.

          (b) As used herein, the following terms shall have the following meanings:

               (i)  "Product" means any product, device, composition, method or
                     -------
service whose manufacture, use, provision or sale is covered by a Claim of an Applicable Patent Right.

               (ii)  "Applicable Patent Rights" means all United States and
                      ------------------------
foreign patents and/or patent applications or the equivalent thereof that describe or claim an Invention, and all continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions thereof. Without limiting the foregoing, "Applicable Patent Rights" includes all patents and patent applications set forth on Exhibit A.
                          ---------

               (iii) "Claim" means any (A) claim of an issued patent included
                      -----
in the Applicable Patent Rights that has not been declared invalid in the jurisdiction in question by a court of competent jurisdiction in any unappealed and unappealable decision, and (B) claim of a patent application included in the Applicable Patent Rights, provided that such claim of a patent application shall
                          -------- ----
cease to constitute a Claim as of the seventh anniversary of the date of filing of such patent application (or, in the case of a divisional or continuation application, the date of filing of the earliest parent application).

               (iv)  "Net Sales" means the total amount received by the Company,
                      ---------
its affiliates or licensees (or any of their direct or indirect sublicensees) from the sale of Products to third parties, less only the following amounts (to the extent the total amount received by the Company otherwise reflects such amounts): (A) refunds for returned Products, (B) freight and insurance costs incurred in shipping Products to customers and billed to such customers, (C) quantity and trade discounts actually allowed and taken, (D) sales, use, value-added and other taxes or government charges that are incurred in connection with the sale, exportation or importation of the Products and are billed to customers (but specifically excluding income taxes), and (E) charge back payments and/or rebates for Products provided to managed health care organizations or federal, state and local governments, including Medicare and Medicaid. With respect to sales of Products by licensees, the definition of "Net Sales" shall be modified to be consistent with the definition of such term in the agreement between the Company and such licensee, such that the basis for payment of royalties from Net Sales by such licensee shall be the same for the Company and the Consultant, provided that the definition of "Net Sales" in such agreement between the Company and such licensee is not materially less favorable to the licensor than the definition contained herein.

               (v) "License Fees" means all fees and other payments of any kind
                    ------------
(but excluding royalties or other payments based upon Net Sales) received by the Company as consideration for any license or sublicense of an Invention or Applicable Patent Right; provided that License Fees shall not include bona fide
                                                                      ---- ----
payments made by a third party to the Company to fund research and development or as an equity investment in the Company.

          (c) If the Company wishes to sell or assign (rather than license) any of the Applicable Patent Rights to any third party, then, prior to and as a condition of such sale or assignment, the Company shall obtain the binding written agreement of such third party, in form and substance reasonably satisfactory to Consultant, to assume and perform all of the Company's royalty payment and other obligations under Section 2(a), Section 2(e) and Section 4 hereof that relate to such Applicable Patent Right or to any Product whose manufacture, use, provision or sale is covered by a Claim of such Applicable Patent Right.

          (d) In further consideration for the sale and assignment of the Inventions, effective as of the date of this Agreement, the Company shall grant to Simon two nonstatutory stock options to purchase a total of 50,000 shares of the Company's Common Stock ($.001 per value per share) at an exercise price of $10.50 per share. One of such options (the "Plan Option"), covering 25,000 shares, shall be in the form of Exhibit C to this Agreement and shall be granted
                                ---------
under the Company's 1996 Stock Option Plan (the "Plan"). The other of such options (the "Non-Plan Option"), also covering 25,000 shares, shall be in the form of Exhibit D to this Agreement and shall be granted outside the Plan. In
        ---------
connection with such options, simultaneously herewith the Company and Simon shall enter into a Registration Rights Agreement in the form of Exhibit E to
                                                                ---------
this Agreement. The Company hereby represents and warrants that (i) the issuance and delivery of the Plan Option and the Non-Plan Option have been duly authorized by all requisite corporate action (including approval by the Company's Board of Directors) and will not violate any provision of law, the Company's charter or by-laws, or any agreement or instrument by which the Company is bound, (ii) the Plan Option complies with all applicable provisions of the Plan, and (iii) both the Plan Option and the Non-Plan Option represent the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          (e) The Company shall keep full and accurate records containing all information necessary to calculate the amounts payable to Simon under Section 2(a). Upon at least five days prior written notice to the Company, no more often than once in each calendar year, Simon may inspect such records for the purpose of verifying the proper amount of such payments.

     3.   Certain Representations, Warranties and Disclaimers of Simon.  Simon
          ------------------------------------------------------------
represents and warrants to the Company that he has the legal right to make the assignment contemplated by Section 1. Except for the representation and warranty set forth in the foregoing sentence, Simon makes no representations or warranties of any kind, whether express, implied or otherwise, in connection with the Inventions or this Agreement. Without limiting the foregoing, Simon expressly disclaims any express or implied representation or warranty as to (i) the validity or scope of any patent rights assigned hereunder, (ii) non-infringement of the intellectual property rights of any third party, or (iii) the merchantability, fitness for a particular purpose, or performance of any product that uses any Invention.

     4.   Indemnification.  The Company shall indemnify and hold harmless Simon
          ---------------
and his executors, administrators, personal representatives, successors and assigns against all liabilities, damages, losses and expenses (including reasonable attorneys' fees) incurred by or imposed upon any of the foregoing persons in connection with any claim, suit, action, demand or judgment (including but not limited to those based on any theory of product liability whether brought in tort, warranty, strict liability or other form) arising out of the design, production, manufacture, marketing, provision, use, sale or other disposition of any product, process or service that uses any Invention.

     5.   Retrievable Filter, Technology Purchase Agreement.  The Company
          -------------------------------------------------
acknowledges and agrees that the retrievable vena cava filter invented by Simon and others and described in Removable Embolus Blood Clot Filter (U.S. Serial No. 08-682192, filed on July 17, 1996) constitutes "New Technology" within the meaning of the Technology Purchase Agreement dated as of April 14, 1987 between the Company and Simon, and that the Company shall pay royalties on such filter in accordance with the terms of the Technology Purchase Agreement. The parties acknowledge that Simon previously assigned some of his rights under the Technology Purchase Agreement to The Beth Israel Hospital Association. Nothing in this Agreement is intended to or shall modify or supersede the Technology Purchase Agreement.

     6.   Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     7.   Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by both the Company and Simon.

     8.   Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the Commonwealth of Massachusetts.

     9.   Successors and Assigns.  This Agreement shall be binding upon, and
          ----------------------
inure to the benefit of, both parties and their respective executors, administrators, personal representatives, successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the day and year set forth above.



                              NITINOL MEDICAL TECHNOLOGIES,
                              INC.


                              By: /s/ Thomas M. Tully
                                 __________________________________________

                              Title: Chief Executive Officer
                                    _______________________________________


                              /s/ Morris Simon
                              _____________________________________________
                              Morris Simon, M.D.

                                   EXHIBIT A
                                   ---------

                                   Inventions
                                   ----------


     The Inventions shall consist of the inventions described in "Daisy Occluder and Method for Septal Defect Repair" (U.S. Patent Application filed on August 28, 1996, App. No. 08/697,837).

                                   EXHIBIT B
                                   ---------

                              Form of Assignment
                              ------------------


                                  ASSIGNMENT


     In consideration of the sum of One Dollar ($1.00) or equivalent and other good and valuable consideration paid to Dr. Morris Simon ("Simon"), Simon hereby sell(s) and assign(s) to NITINOL MEDICAL TECHNOLOGIES, INC. (the "Assignee") all of his right, title and interest, for the United States of America (as defined in 35 U.S.C. (S)100) and throughout the world, in the invention(s) known as "Daisy Occluder and Method for Septal Defect Repair" for which application(s) for patent in the United States of America has (have) been executed by Simon (also known as United States Application Serial No. 08/697,837, filed on August 28, 1996), in any and all applications thereon, in any and all Letters Patent(s) therefor, and any and all reissues, extensions, renewals, reexaminations, divisions and continuations of such applications or Letters Patent(s) to the full end of the term or terms for which such Letters Patent(s) issue, such entire right, title and interest to be held and enjoyed by the Assignee the same as they would have been held and enjoyed by Simon had this assignment and sale not been made.

     Simon agrees to execute all papers necessary in connection with the application(s) and any continuing, divisional, reissue, reexamination or corresponding application(s) thereof and also to execute separate assignments in connection with such applications as the Assignee may deem necessary or expedient.

     At Assignee's expense, Simon agrees to execute all papers necessary in connection with any interference which may be declared concerning the application(s) or any continuation, division, reissue or reexamination thereof, or Letters Patent(s), and to cooperate reasonably with the Assignee in obtaining evidence and going forward with such interference.

     Simon hereby covenants that he has full right to convey the entire interest herein assigned, and that he has not executed, and will not execute, any agreement in conflict therewith.

     The undersigned hereby grant(s) Daniel W. Sixbey of Sixbey, Friedman, Leedom & Ferguson, Suite 600, 2010 Corporate Ridge, McLean, VA 22102, power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office for recordation of this document.

     WITNESS my hand and seal as of the 27th day of February, 1998.


                              ___________________________________
                              Morris Simon



COMMONWEALTH OF MASSACHUSETTS            )
                                         )   ss.
COUNTY OF ______________________________ )

     Then personally appeared before me this ________________________ day of
          , 1998, the above-named Morris Simon who acknowledged the foregoing
----------
instrument to be his free act and deed.



                              ______________________________________
                              Notary Public
                              My commission expires:



     WITNESS my hand and seal this _____ day of _________, 1998.


                              ___________________________________
                              Morris Simon

COMMONWEALTH OF MASSACHUSETTS          )
                                       )   ss.
COUNTY OF ____________________________ )

     Then personally appeared before me this ________________________ day of
             , 1998, the above-named Morris Simon who acknowledged
-------------
the foregoing instrument to be his free act and deed.


                              ______________________________________
                              Notary Public
                              My commission expires:


     WITNESS my hand and seal this ____ day of February, 1998.


                              ___________________________________
                              Morris Simon

     Exhibit C intentionally omitted - See Exhibit 10.3 to Amendment No. 1 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 for an executed copy of the Stock Option Agreement.

     Exhibit D intentionally omitted - See Exhibit 10.4 to Amendment No. 1 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 for an executed copy of the Non-Plan Stock Option Agreement.

     Exhibit E intentionally omitted - See Exhibit 10.5 to Amendment No. 1 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 for an executed copy of the Registration Rights Agreement.